UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 26, 2019

Dynatronics Corporation
(Exact name of registrant as specified in its charter)

Utah	000-12697	87-0398434
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7030 Park Centre Dr., Cottonwood Heights, Utah	84121	(801) 568-7000
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value per share	DYNT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Principal Executive Officer and Director

On August 26, 2019, Dr. Christopher R. von Jako stepped down as Dynatronics Corporation’s (the “Company”) Chief Executive Officer. In connection with his departure, Dr. von Jako resigned from the Board of Directors of the Company (the “Board”) effective August 26, 2019. Dr. von Jako’s departure is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Pursuant to his employment agreement with the Company, for the fiscal year ended June 30, 2019, Dr. von Jako was granted (i) a restricted stock award of 30,000 shares of common stock in lieu of a cash bonus for the fiscal year; (ii) an immediately vested grant of 50,000 restricted stock units; and (iii) a grant of an immediately vested non-qualified stock option for the purchase of 75,000 shares of common stock exercisable for 90 days. All of the equity grants to Dr. von Jako were made under the Company’s 2018 Equity Incentive Plan (the “2018 Plan”).

The Company has entered into a Separation and Release Agreement with Dr. von Jako, dated August 26, 2019 (the “Severance Agreement”), pursuant to which Dr. von Jako will receive a cash payment (less applicable withholding taxes) equal to three months of base salary (excluding bonus or any pro ration thereof). The foregoing benefits are subject to the terms and conditions of the Severance Agreement, including Dr. von Jako’s release of claims against the Company. The Severance Agreement is filed as Exhibit 10.1 to this Current Report.

Appointment of New Principal Executive Officer and Director

On August 28, 2019, prior to the opening of trading, the Company announced that its Board had appointed Brian D. Baker as its Chief Executive Officer, effective as of August 26, 2019. Mr. Baker succeeds Dr. von Jako, who resigned as Chief Executive Officer and director effective August 26, 2019. The Board also appointed Mr. Baker to fill the vacancy on the Board created by Dr. von Jako’s resignation. Mr. Baker will stand for re-election at the Company’s next annual meeting.

Mr. Baker has served as the Company’s Chief Operating Officer since May 2019. From February 2018 to May 2019, Mr. Baker served as the President of the Company’s Therapy Products Division. Prior to joining the Company, he was Vice President of Global Operations of Seaspine Holdings Corporation from July 2015 to January 2018, where he also worked as Vice President of Operations of the SeaSpine business within Integra LifeSciences Corporation from March 2015 to July 2015. From November 2013 until March 2015, he was an industry consultant providing mergers and acquisitions and business process optimization services. He is 52 years old.

No family relationships exist between Mr. Baker and any of the Company’s directors or other executive officers. There are no arrangements between Mr. Baker and any other person pursuant to which Mr. Baker was selected as an officer or director, nor are there any transactions to which the Company is or was a participant and in which Mr. Baker has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

The Company has entered into an employment agreement with Mr. Baker, dated effective as of August 26, 2019, in connection with Mr. Baker’s appointment as Chief Executive Officer. Mr. Baker’s salary will be $275,000 per year and he is eligible for an annual bonus targeted at a maximum payout of $100,000, which amount will be determined by the Compensation Committee of the Board of Directors based on results of operations and Mr. Baker’s performance against goals established by the Compensation Committee. Mr. Baker will also receive annual equity grants as determined by the Compensation Committee of restricted stock units valued at a maximum of $100,000, vesting 50% upon the date of grant and 50% on the first anniversary of the date of grant. Upon his hire date, Mr. Baker received a grant of 50,000 restricted stock units under the Company’s 2018 Plan, vesting in four equal annual installments commencing on the first anniversary of the grant date. Upon vesting, Mr. Baker will receive a number of shares of common stock equal to the number of restricted stock units that have vested. Also upon his hire date, Mr. Baker received a grant of a stock option to purchase 50,000 shares of common stock in accordance with the terms of the 2018 Plan, exercisable at a price per share equal to the closing price of one share of the Company’s common stock on the date of grant. The option also vests in four equal annual installments, commencing on the first anniversary of the date of grant. Mr. Baker will operate from the Company’s Eagan, Minnesota location and the Company will pay certain relocation expenses for Mr. Baker, not to exceed $25,000.

The employment agreement continues until terminated by the Company or by Mr. Baker in accordance with the terms of the agreement. If the Company terminates Mr. Baker’s employment during the first 12 months without cause as defined under the agreement, the Company must pay Mr. Baker an amount equal to three months base salary. In addition, in such event, one-half of the initial equity compensation awards granted to him at the time of his appointment as CEO will automatically vest, subject to his execution of a release of all claims against the Company. In the event that the Company is involved in a change in control transaction, which generally means the transfer of ownership of more than 50% of the voting control of the Company, subject to the execution of a general release satisfactory to the Company, all unvested equity awards held by Mr. Baker at such date shall become fully vested and exercisable for the remainder of their full term. Mr. Baker is also subject to a non-solicitation, non-competition and confidentiality agreement with post-termination restrictive covenants. The Company has also entered into an indemnification agreement with Mr. Baker on the same terms as it has with its other directors and executive officers.

This summary description is qualified in its entirety by reference to the employment agreement and its ancillary agreements between the Company and Mr. Baker, filed as Exhibits 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press Release Announcing Appointment of New Principal Executive Officer August 28, 2019
10.1	Severance Agreement with Christopher R. von Jako, dated August 26, 2019
10.2	Employment Agreement with Brian D. Baker, dated August 26, 2019
10.3	Change in Control Addendum to Employment Agreement dated August 26, 2019
10.4
Agreement Regarding Confidential Information, Ownership of Inventions, Non-Competition, Customer Non-Solicitation, and Employee Non-Solicitation Covenants and Acknowledgment of At-Will Employment with Brian D. Baker, dated August 26, 2019

10.5	Indemnification Agreement with Brian D. Baker, dated August 26, 2019

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynatronics Corporation

Date: August 28, 2019	By:	/s/ David Wirthlin
David Wirthlin
Chief Financial Officer

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